Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in the Registration Statement on Form SB-2 of our report dated May 19, 2003, on our audit of the balance sheet of Terra Capital Group, Inc. as of April 30, 2003, and the related statements of operations, stockholders' equity and cash flows for the period March 18, 2003, date of inception, to April 30, 2003.


                                            /s/ EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona
May 22, 2003